COMMERCIAL/INVESTMENT PROPERTY PURCHASE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

Date Prepared: March 22, 2025

RECEIVED from Steven Daniel Pokrajac and Corina B. Pokrajac and/or Assigns ("BUYER"), the sum of $ 50,000.00 evidenced by ☐ Cash ☐ Check ☒ other Wire transfer, on account of the PURCHASE PRICE of $ 6,750,000.00 ("Purchase Price") for that certain land, improvements, and personal property, if any, situated in the ☐ City, ☐ Unincorporated Area of Fernley, County of Lyon, State of Nevada, and more particularly described as follows:

Address: 395 Logan Lane, Fernley, NV, 89408

consisting of approximately 33,885 square feet of building(s) on approximately 521,849 square feet of land,

APN(s) 021-071-50

(Property) upon following TERMS and CONDITIONS:

1. PURCHASE TERMS

1.1 EARNEST MONEY DEPOSIT $ 50,000.00

To be deposited ***within one (1) business day*** from Acceptance with Escrow Holder.

Initial earnest money deposit shall be deposited by ☒ BUYER, ☐ Other ______

1.2 ADDITIONAL EARNEST MONEY DEPOSIT: $ ______

Additional Earnest Money Deposit shall be increased

☐ **Within** ______ **days** from Acceptance, OR

☐ upon removal of all contingencies in writing, OR

☐ other ______

Additional earnest money deposit to be deposited with Escrow Holder and applied to the Purchase Price at Close of Escrow.

1.3 BALANCE OF CASH PAYMENT $ 6,700,000.00

1.4 EXISTING FINANCING

Existing First Note, terms and conditions as specified. $ ______

Existing Second Note, terms and conditions as specified. $ ______

Buyer shall take the title to the Property pursuant to the attached ***Existing Financing Addendum***.

1.5 SELLER FINANCING $ ______

Terms and conditions as specified.

BUYER shall give SELLER a deed of trust (Purchase Money Deed of Trust) on the Property, to secure The promissory note of BUYER to SELLER pursuant to the ***Seller Financing Addendum (Commercial)***.

1.6 NEW LOAN $ ______

Contingent upon the terms and conditions as specified. This offer is contingent upon BUYER obtaining a new loan. In the event BUYER is obtaining a New Loan, and in the event the amount of the New Loan obtained is greater than the amount set forth and the excess is paid to SELLER, the Purchase Money Note, if one is called for in this transaction, shall be reduced by the excess of the actual face amount of the New Loan over such amount as designated. BUYER agrees to diligently pursue obtaining the new loan. BUYER shall, **within** 30 **days** from Acceptance deliver to SELLER a commitment letter from lender of BUYER's choice. If BUYER fails to deliver the commitment letter to SELLER and Escrow Holder, in writing within the above time frame, this Agreement shall be terminated and BUYER shall be entitled to the prompt return of BUYER's Earnest Money Deposit and any other funds deposited by or for BUYER with Escrow Holder or SELLER, plus any interest earned, less only Escrow Holder and Title Company cancellation fees and costs, which BUYER shall pay.

1.7 TOTAL PURCHASE PRICE $ 6,750,000.00

Any net difference between the approximate balances of encumbrances (not including closing costs) shown above which are to be assumed or taken subject to, and the actual balances of the encumbrances at Close of Escrow, shall be adjusted in cash.

Nevada is a Good Funds State pursuant to Amended Section 1 of the 645 NRS Statute. In order to comply and close your transaction timely escrow company will require all closing funds to be tendered to escrow by electronic wire transfer.

DEFINITIONS (unless stated otherwise in this document)

BROKER OR LICENSEE includes cooperating Brokers, and Licensees. **DAYS** means calendar days unless otherwise specified. If the (a) stated Close of Escrow date or (b) last day for the performance of an act falls upon a day during which normal business is not performed then the Close of Escrow date or such last day, will be the next following regular business day. **ACCEPTANCE (DATE FROM ACCEPTANCE)** means the date SELLER accepts the offer or counter offer is accepted by both BUYER and SELLER. **DELIVERY or RECEIPT** shall mean personal delivery, transmission by facsimile (fax), electronic delivery, or certified mail to BUYER, SELLER, BROKER or their representative. In the event of fax transmission, delivery shall be deemed to have occurred at the time noted on the confirmation sheet generated by the sender's fax. In the event of the use of certified mail, delivery and receipt shall be deemed to have occurred three days following the date of mailing, evidenced by the postmark on the envelope containing the delivered material. In the event of electronic delivery, delivery and receipt shall be deemed to have occurred as set forth in Nevada Revised Statutes 719.320. **CLOSE OF ESCROW (CLOSING, COE)** means the date title is transferred. The **SINGULAR** includes the plural. **MASCULINE** includes the feminine. **TERMINATING THE AGREEMENT** means that both BUYER and SELLER are relieved of their obligations. **PROPERTY**, unless the context indicates otherwise, means all easements, appurtenant rights, and all improvements, including all buildings and any appurtenant rights, all other improvements, all personal property owned by SELLER and used in the operation or maintenance and management of the real property, and all contract or lease rights, agreements, water rights (unless specifically stated otherwise within this Agreement), mineral rights, utility contracts or other rights relating to the ownership, use and operation of the real property, governmental permits, approvals and licenses, if any and all intangible property rights used in connection with the land and the improvements thereon without limitation, all trade names and trade marks, including the name of the real property, the plans and specifications and other architectural and engineering drawings for the improvements, if any, and warranties, if any. **CC&Rs** (Covenants, Conditions, and Restrictions) means private deed restrictions placed on the property. **PROPERTY OWNERS' ASSOCIATION** is an association of people who own property in a given area, formed for the purpose of improving or maintaining the area. **ASSIGNEE** when used as and/or with BUYER's name, shall allow BUYER to assign its interest without the consent of SELLER. **DATE PREPARED** is for reference only. **N/A** signifies Not Applicable. **Buyer** or **Seller (BUYER** or **SELLER) and other defined** words, when first letter is capitalized in this agreement, is the same as the whole word being capitalized.

COUNTERPARTS AND SIGNATURES BUYER and SELLER acknowledge and agree this Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same instruments. BUYER and SELLER agree that this transaction may be conducted by electronic means, and that signatures transmitted by electronic delivery shall be acceptable for all purposes under this Agreement. Signatures transmitted by electronic delivery shall be accepted as original signatures.

2. ESCROW AND CLOSE OF ESCROW Close of Escrow will be July 10, 2025 days from Acceptance. On or before 7 days prior to Close of Escrow, BUYER and SELLER shall deposit with an authorized Escrow Holder, to be selected by ☐ BUYER, ☒ SELLER, all funds and instruments necessary to complete the sale in accordance with the terms of this Agreement. BUYER and SELLER shall open an escrow with Rachelle Lunger ("Escrow Holder"), First Centennial Title Company ("Escrow Officer").
Escrow Fee to be paid by ☐ BUYER, ☐ SELLER, ☒ 50 % by BUYER and 50 % by SELLER.
Property Transfer Tax to be paid by ☒ BUYER, ☐ SELLER, ☐ ______% by BUYER and ______% by SELLER.
Premium for a standard coverage owner's or joint protection policy of title insurance shall be paid by ☒ BUYER, ☐ SELLER, ☐ ______% by BUYER and ______% by SELLER.
All remaining closing costs shall be paid in customary manner and/or as required by law, ordinance and/or regulation.

2.1 Escrow Holder is authorized and instructed to conduct the Escrow in accordance with this Agreement, applicable law, custom and practice of the community in which the Property is located, including any reporting requirements of the Internal Revenue Code.

2.2 This Agreement shall serve as Escrow Instructions.

2.3 If this transaction is terminated for non-satisfaction or non-waiver of BUYER's Contingency, neither BUYER nor SELLER shall have any liability to the other under this Agreement, except to the extent of the breach of any covenant or warranty in this Agreement that may have been involved. In the event of such termination, SELLER shall promptly refund all funds deposited by or on behalf of BUYER with a Broker, Escrow Holder or SELLER, less only Title Company and Escrow Holder cancellation fees and costs, all of which shall be BUYER's obligation.

2.4 Close of Escrow shall occur on the expected Close of Escrow Date; provided however, that if the Close of Escrow does not occur by the expected Close of Escrow date and the expected Close of Escrow date is not extended by mutual instructions of BUYER and SELLER, a Party not then in default under this Agreement may notify the other Party, Escrow Holder, and Broker, in writing that, unless Close of Escrow occurs within five (5) days following the notice, the Escrow and this Agreement shall be deemed terminated without further notice or instructions.

2.5 If this Agreement and Escrow is terminated, Escrow Holder shall return all monies and documents, less only Escrow Holder's reasonable fees and expenses, to the party who deposited them unless stated otherwise in this Agreement. However, no refunds or documents shall be returned to a party claimed by written notice to Escrow Holder to be in default under this Agreement.

2.6 BUYER and SELLER shall each, diligently and in good faith, undertake all actions and procedures reasonably required to place the Escrow in condition for Close of Escrow as and when required by this Agreement. BUYER and SELLER agree to provide all further information, and to execute and deliver all further documents and instruments, reasonably required by Escrow Holder or the Title Company.

3. EVIDENCE OF TITLE On the date of Close of Escrow, Escrow Holder shall issue title insurance, to be in the form of a ☒ CLTA (ALTA Standard Policy) or ☐ ALTA Extended Policy of Title Insurance, insuring BUYER's title to the Property in an amount equal to the full purchase price. The title policy shall insure that BUYER has good and marketable title to the Property subject only to the exceptions authorized. In the event of Seller Financing, the policy of title insurance shall be a joint protection policy insuring both BUYER and SELLER.

Note: BUYER should discuss the choice of policy with the title company of BUYER's choice at the time escrow is opened. BUYER is aware that additional coverage policies are available. All cost associated with additional coverage policy to be paid by ☒ BUYER, ☐ SELLER, ☐ split _____% by BUYER and _____% by SELLER.

3.1 As soon as reasonably possible following opening of Escrow, but not to exceed 10 **days** from Acceptance, SELLER, at SELLER's expense, shall furnish to BUYER a Preliminary Report on the Property (Report). BUYER shall have 30 **days** of Acceptance to notify SELLER and Escrow Holder in writing of BUYER's reasonable disapproval of any exceptions. Failure of BUYER to disapprove in writing any exceptions within the time period shall be deemed to be an approval of the Report.

In the event BUYER disapproves any exception in the Report, and notifies SELLER in writing within the time period, SELLER shall use due diligence to remove such exceptions at SELLER's expense.

SELLER shall have 10 **days** from Acceptance to remove the exceptions. But if such exceptions cannot be removed, or SELLER refuses to remove or correct the exceptions, by this date, all rights and obligations herein may, at the election of BUYER, terminate and deposit shall be returned to BUYER, unless BUYER elects to purchase the Property subject to such exceptions.

3.2 The manner of taking title may have significant legal and tax consequences. BUYER should obtain advice from legal or tax counsel regarding this matter. Title shall vest as designated by BUYER.

3.3 BUYER shall take title to the Property subject to: (1) Real Estate Taxes not yet due and (2) Covenants, Conditions, Restrictions, rights of way, and easements of record.

4. PHYSICAL POSSESSION Physical possession shall be delivered to BUYER ☒ upon recordation of the deed or ☐ other: ________________________________ subject to the rights of tenants under existing leases.

5. FIXTURES All items permanently attached to the property, including but not limited to, those items deemed fixtures under state law, such as electrical distribution systems, space heaters, air conditioning equipment, carpets, stair runners, window coverings (blinds, drapes, screens, shades and hardware), wall coverings, combination doors, solar systems, direct-wired systems, burglar and fire alarm systems (unless leased), fire and smoke alarms, outdoor plants and trees (other than in movable containers), are included in the purchase price free of liens, excluding:

6. CONTINGENCIES TO CLOSE OF ESCROW

Note: Close of Escrow is contingent upon the satisfaction or waiver of the following contingencies. **All contingencies not accepted, waived, or rejected in writing within the allotted time shall be deemed waived by BUYER, unless stated otherwise.**

BUYER Included

[__________/__________] **6.1 SOIL INSPECTION** **Within** ________ **days** from Acceptance, a soil report shall be ordered and directed by ❑ BUYER, ❑ SELLER, and paid by ❑ BUYER, ❑ SELLER. BUYER shall deliver to SELLER written approval or disapproval of soil report, **within** ________ **days** from Acceptance. SELLER shall promptly provide to BUYER copies of any existing soil reports that SELLER may have in its possession.

BUYER Included

[__________/__________] **6.2 SURVEY (Initial Option "A" or "B")**

(A) [_______/_______] ❑ BUYER shall provide written approval or disapproval, **within** ________ **days** from Acceptance of the supporting documents of an ALTA title supplement based upon a survey prepared to American Land Title Association (ALTA) standards for an owner's policy by a licensed surveyor, showing the legal description and boundary lines of the Property, any easements of record, and any improvements, poles, structures and things located within ten (10) feet either side of the Property boundary lines. The survey shall be ordered and directed by ❑ BUYER, ❑ SELLER, and paid by ❑ BUYER, ❑ SELLER. BUYER may elect within the period allowed for BUYER's approval of a survey to have an ALTA extended coverage owner's form of title policy, in which event BUYER shall pay any additional premium attributable thereto.

OR

(B) [_______/_______] ❑ Corners Marked. The marking of the Property corners shall be ordered and directed by ❑ BUYER, ❑ SELLER, and paid by ❑ BUYER, ❑ SELLER.

BUYER Included

[__________/__________] **6.3 INVESTIGATION AND APPROVAL OF COMMON-INTEREST PROPERTIES** SELLER shall deliver to BUYER the Covenants, Conditions and Restrictions (CC&Rs), common-interest property regulations, Property Owners' Association regulations, management company name and contact information, and any other documents having a material effect on the Property to BUYER **within** 10 **days** from Acceptance. BUYER shall have 90 **days** from Acceptance to investigate the status and regulations of any common-interest property regulations, CC&Rs, Property Owners' Association regulations, and any other related documents, and to notify SELLER and Escrow Holder in writing of BUYER's reasonable disapproval of same.

6.3A OWNERS' ASSOCIATION DISCLOSURE At time of Acceptance, SELLER shall deliver to BUYER an Addendum to Purchase Agreement for Common-Interest Properties, which by this reference shall be incorporated into this Agreement. Association transfer fee of $ ____________ to be paid by ❑ BUYER, ☒ SELLER. The amount of any delinquent assessments including penalties, attorney's fees, and other charges provided for in the management documents shall be paid current by SELLER at Close of Escrow.

BUYER Included

[__________/__________] **6.4 ENVIRONMENTAL CONDITIONS** **Within** ________ **days** from Acceptance, an environmental report (Phase I report) will be ordered and directed by ❑ BUYER, ❑ SELLER, and paid by ❑ BUYER, ❑ SELLER. BUYER shall deliver written approval or disapproval, **within** ________ **days** from Acceptance, of the environmental report concerning the Property and relevant adjoining properties. An "Environmental" and/or "Hazardous" condition for purposes of this Agreement is defined as any condition whose nature and/or quantity of existence, use, manufacture, disposal or effect, render it subject to Federal, state or local regulation, investigation, remediation or removal as potentially injurious to public health or welfare. The location of a Hazardous condition for purposes of this Agreement is defined as the existence on, under, or adjacent to the Property of an environmental condition that would require remediation and/or removal under applicable Federal, state, or local law.

BUYER and SELLER should seek the advice of independent experts experienced in conducting environmental site assessments regarding appropriate investigation of and the potential presence and/or effect of toxic, hazardous substances, noxious weeds, or other environmental conditions on real property and any improvements to be purchased. BUYER and SELLER acknowledge that extensive local, state and Federal legislation establish broad liability upon owners and/or users of real property for the investigation and remediation of an environmental condition. The determination of the existence of an environmental condition and the evaluation of the impact of such a condition are highly technical and require the advice and expertise of legal or technical specialists who have proven experience with environmental site assessments. BUYER and SELLER acknowledge and agree that they have been advised by the Licensees to consult with technical and legal experts with respect to the possible environmental condition aspects of the Property or adjoining properties, and BUYER and SELLER are not relying upon any investigation by or statement of the Licensees with respect thereto. Licensee has not offered any information regarding, and Licensee shall have no liability whatsoever with respect to any environmental conditions. BUYER and SELLER hereby release and shall hold Licensee harmless for or related to environmental conditions affecting the Property or BUYER's respective interests herein.

BUYER and SELLER assume all responsibility for the impact of such environmental conditions upon their respective interests herein.

BUYER is encouraged to make "All Appropriate Inquiries" as required under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) (42 USC §§9601 et. seq.) and regulations promulgated pursuant thereto. Such Appropriate Inquires must include, but not be limited to, obtaining a Phase I Environmental Site Assessment (ESA) pursuant to the American Society for Testing and Materials "Standards Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process" (Standard E1527-05). Failure to conduct All Appropriate Inquiries as required under CERCLA may result in BUYER being unable to assert the "Bona Fide Prospective Purchaser" or "Innocent Landowner" defense under CERCLA or companion state statutes. BUYER is advised to consult an attorney for further information.

BUYER Included

[__________/__________] **6.5 INCOME AND EXPENSE STATEMENT** SELLER shall, **within** 10 **days** from Acceptance, deliver to BUYER a true and complete statement of income and expenses of the Property for the prior 3 **year(s) and year to date** for BUYER's approval **within** 90 **days** from Acceptance. BUYER's obligations are conditioned upon approval of the statement. BUYER shall be deemed to have approved the statement unless written notice to the contrary is delivered to SELLER or SELLER's Licensee within the time period, in which case, BUYER may cancel this Agreement and BUYER shall be entitled to return of the deposit less expenses, and both BUYER and SELLER shall be relieved of all obligations.

BUYER Included

[__________/__________] **6.6 EXISTING LEASES** **Within** 10 **days** from Acceptance, SELLER shall deliver to BUYER, for BUYER's approval, legible copies of all existing leases, subleases and rental agreements for the Property, as well as copies of all outstanding notices sent to tenants, and a written statement of all oral agreements, incurred defaults by SELLER or tenants, claims made by or to tenants, and a statement of all tenants' deposits held by SELLER, all of which SELLER warrants to be true and complete. BUYER's obligations under this Agreement are conditioned upon approval of existing leases. BUYER shall be deemed to have approved the documents unless written notice to the contrary is delivered to SELLER or SELLER's Licensee **within** 90 **days** from Acceptance, in which case BUYER shall be entitled to return of the deposit less any expenses, and both BUYER and SELLER shall be relieved of all obligations.

BUYER Included

[__________/__________] **6.7 ESTOPPEL CERTIFICATE(S)** SELLER shall deliver to BUYER and Escrow Holder **within** 10 **days** an Estoppel Certificate(s), as provided by BUYER, executed by each tenant of the Property.

BUYER Included

[(initials) / (initials)] **6.8 APPRAISAL** Appraisal fee to be paid by ☒ BUYER, ☐ SELLER. It is expressly agreed that, notwithstanding any other provisions of this Agreement, BUYER shall not be obligated to complete the purchase of the Property described in this Agreement or to incur any penalty by forfeiture of earnest money deposits if the appraised value of the Property, excluding closing costs, is less than the amount specified as the Purchase Price. BUYER shall, however, have the option of proceeding with the consummation of this Agreement without regard to the amount of the appraised valuation. Appraisal report shall be completed **within** ________ **days** from Acceptance.

BUYER Included
[PRG / ________] **6.9 EXISTING CONTRACTS AND AGREEMENTS** Copies or written descriptions of all existing written contracts and oral contracts and/or agreements by SELLER regarding the Property shall be provided to BUYER by SELLER **within** 10 **days** from Acceptance. BUYER shall have 90 **days** from Acceptance of the contracts and agreements to accept or reject the same.

BUYER Included
[PRG / ________] **6.10 PRIOR INSPECTIONS** SELLER shall **within** 10 **days** from Acceptance, provide BUYER with copies of all prior inspections and reports (for information purposes only) in the possession of or readily available to SELLER, if any.

BUYER Included
[SRCP / ________] **6.11 COMMERCIAL DISCLOSURE/ENVIRONMENTAL** SELLER shall deliver to BUYER **within** 10 **days** from Acceptance the completed Commercial Disclosure/Environmental Form.

BUYER Included
[SRP / ________] **6.12 WALKTHROUGH INSPECTION** BUYER will have the right to conduct a walkthrough inspection of the property **within** Any and all **days** prior to Close of Escrow, to verify SELLER's compliance with the provisions within this Agreement. Utilities are to remain turned on until Close of Escrow.

BUYER Included
[SRB / ________] **6.13 FEASABILITY PERIOD AND ADDITIONAL INSPECTIONS** Unless stated otherwise, BUYER shall, at BUYER's expense, have the right to order any and all inspections BUYER deems necessary, to be completed by experts, including but not limited to, engineers, geologists, architects, contractors, surveyors, and structural pest control operators to inspect the Property for any structural and non-structural conditions, including matters concerning, but not limited to, roofing, electrical, plumbing, heating, cooling, appliances, utility expenses, boundaries, structural inspection reports, roof inspection, Phase I Environmental Report on Hazardous Wastes and Materials, A.D.A. (Americans with Disabilities Act) Report, asbestos testing report, lead based paint report, radon report, mold inspection, wood stove inspection, flood hazard zone, seismology report and/or earthquake fault information, electromagnetic field report, water quality/quantity report, and septic systems inspection.
During the feasibility period, BUYER shall investigate and obtain all necessary approvals and permits from governmental agencies or departments which have or may have jurisdiction over the Property which BUYER deems necessary or desirable in connection with the intended use of the Property including, but not limited to: permits, approvals required with respect to zoning, planning, building and safety, fire, law enforcement, handicapped access, transportation and environmental matters. BUYER's failure to deliver to Escrow Holder and SELLER written notice terminating this Agreement prior to the expiration of the time period as a result of BUYER's failure to obtain such approvals and permits shall be conclusively deemed to be BUYER's waiver of this condition to BUYER's obligations under this Agreement.
Reports shall be approved, rejected, or waived by BUYER 90 **days** from Acceptance.
BUYER shall furnish SELLER and SELLER's Licensee, at no cost to SELLER, copies of inspections and reports obtained, along with list(s) itemizing all repairs requested by BUYER as indicated by inspections and reports **within** 90 **days** from Acceptance. SELLER agrees to pay an amount NOT to exceed the total sum of $ ________________ for all repair conditions indicated in the reports, and any defect discovered or defect which has become worse than was originally indicated.
Any needed repairs, remediation, or corrective action identified by the reports in excess of the above stated dollar amount shall be at BUYER's expense. However, if repair expenses are considered excessive by BUYER, BUYER may terminate this Agreement at BUYER's discretion unless SELLER agrees to repairs, at SELLER's expense, by written addendum to this Agreement.
If not completed by Close of Escrow, funds shall be held in Escrow, unless otherwise disallowed by Lender, and disbursed by Escrow Holder upon mutual agreement of BUYER and SELLER.
Any certification or other proof of completion of repairs shall be delivered to the Licensees of BUYER and SELLER

BUYER Included

[_________/_________]**6.14 SALE OF BUYER'S PROPERTY AS SELLERS CONTINGENCY TO CLOSE OF ESCROW**

(A) Close of Escrow of this Agreement is subject to the sale and conveyance of "BUYER's Property" described as: (Address/Name) ____ within the time specified for Close of Escrow of SELLER's property. (B) SELLER shall have the right to continue to offer the Property for sale and to accept offers subject to the rights of BUYER. Should SELLER accept such an offer, BUYER shall be given written notice of such acceptance. In the event BUYER will not waive this condition in writing **within** _______ **days** of receipt of such notice, this Agreement shall be terminated and all deposits be returned to BUYER and Escrow cancelled. Notice may be personally delivered or mailed by certified mail and addressed to BUYER, care of BUYER's Licensee identified herein.

All of the contingencies specified in the above subparagraphs are for the benefit of, and may be waived by BUYER, and may be referred to as "BUYER Contingencies" in this Agreement.

7. PROBATE/CONSERVATORSHIP SALE In the event that this sale is subject to Probate/Conservatorship sale, BUYER is aware of the following: (a) Court Approval; (b) Competitive Bidding; (c) "As Is, Where Is, Current Condition". Should the sale be a Probate/Conservatorship sale, SELLER shall furnish to BUYER **within** 10 **days** from Acceptance, all required court documents regarding the sale.

8. REPRESENTATION AND WARRANTIES OF SELLER

8.1 SELLER'S WARRANTIES AND REPRESENTATIONS SELLER's warranties and representations shall survive the Close of Escrow and delivery of the deed and, unless otherwise noted in this Agreement, are true, material and relied upon by BUYER and Licensee in all respects, both as of the Date of Agreement, and as of the date of Close of Escrow. SELLER makes the following warranties and representations to BUYER and Licensee.

(a) Authority of SELLER SELLER is the owner of the Property and has the full right, power and authority to sell, convey and transfer the Property to BUYER, and to perform SELLER's obligations. Each person signing this Agreement on behalf of an entity constituting either BUYER or SELLER warrants that: (i) the entity is duly authorized to sign and deliver this Agreement on behalf of the entity, in accordance with a duly adopted resolution of the board of directors or the bylaws of the corporation in the case of a corporation, in accordance with the resolutions or bylaws of the limited company, in accordance with the Agreement of Partnership or resolution in the case of partnership, or in accordance with the trust agreement in the case of a trust, and (ii) this Agreement is binding upon the corporation, limited liability companies, partnership or trust in accordance with its terms. Such entity shall be duly and properly organized to transact business in the State of Nevada.

(b) Maintenance During Escrow and Equipment Condition at Close of Escrow Except as otherwise provided in "Destruction, Damage, or Loss of Improvements", SELLER shall maintain the Property until Close of Escrow in its present condition, ordinary wear and tear excepted. Items including, but not limited to, heating, ventilating, air conditioning, plumbing, elevators, loading doors and electrical systems shall be in good operating order and condition at time of Close of Escrow.

(c) Hazardous/Noxious Conditions/Storage Tanks SELLER represents, to the best of SELLER's knowledge, except as otherwise disclosed to BUYER in writing, SELLER has no knowledge of the existence or prior existence on the Property of any Hazardous/Noxious Conditions or materials including, but not limited to, asbestos, processed petroleum derivatives, PCB transformers, other toxic, hazardous or contaminated substances, and the existence or prior existence of any above or below ground storage tanks or noxious weeds. SELLER agrees to disclose to Licensee and BUYER information which SELLER has or may acquire regarding the presence and location of any hazardous materials on or about the Property.

(d) Compliance SELLER has no knowledge of any aspect or condition of the Property which violates applicable laws, rules, regulations, codes, or Covenants, Conditions and Restrictions, or of improvements or alterations made to the Property without a permit where one was required, or of any unfulfilled order or directive of any applicable governmental agency or casualty insurance company that any work of investigations, remediation, repair, maintenance or improvement is to be performed on the Property.

(e) Changes During Transaction Prior to Close of Escrow, SELLER will not violate or modify, orally or in writing, any existing lease or other agreement, or create any new leases or other agreements affecting the Property, nor shall any substantial alterations or repairs be made or undertaken without BUYER's written approval, which approval will not be unreasonably withheld.

(f) Possessory Rights SELLER has no knowledge that anyone will, at Close of Escrow, have any right to possession of the Property except as disclosed by this Agreement or otherwise in writing to BUYER.

(g) Mechanics' Liens There are no unsatisfied mechanics or material man's lien rights concerning the Property. No work has been undertaken on the Property within the last ninety (90) days which, if unpaid, would give rise to any mechanics or material man's lien rights.

(h) Actions, Suits or Proceedings SELLER has no knowledge of any actions, notices, demands, suits or proceedings pending or threatened before any commission, board, bureau, agency, governmental agency, quasi-governmental authority, instrumentality, arbitrator court or tribunal that would affect the Property or the right to occupy or utilize same.

(i) Notice of Changes SELLER will promptly notify BUYER and Licensee in writing of any Material Change affecting the Property that becomes known to SELLER prior to Close of Escrow.

(j) No Tenant Bankruptcy Proceedings SELLER has no notice or knowledge that any tenant of the Property is the subject of a bankruptcy or insolvency proceeding.

(k) No Seller Bankruptcy Proceedings SELLER is not the subject of a bankruptcy, insolvency or probate proceeding.

(l) Development or Improvements SELLER shall be responsible for any undisclosed or nondetermined costs and/or fees resulting from development and/or improvements to the Property prior to Close of Escrow, including but not limited to, landscape water deficiencies or impact fees.

8.2 EXISTING CONDITION BUYER acknowledges that, except as otherwise stated in this Agreement, BUYER is purchasing subject to required repairs, replacements or corrections of condition, the Property in its existing condition and will, by the time specified in this Agreement, make or have waived all inspections of the Property that BUYER believes necessary to protect its own interest in, and contemplated use of, the Property. BUYER and SELLER acknowledge that, except as otherwise stated in this Agreement, no representations, inducements, promises, agreements, assurances, oral or written, concerning the Property, or any aspect of OSHA, and FEMA laws or any other act, ordinance of law, have been made by either BUYER, SELLER or Licensee, or relied upon by either Party.

8.3 MATERIAL CHANGE No Material Change shall have occurred with respect to the Property that has not been approved in writing by BUYER. For purposes of this Agreement, a "Material Change" shall be a change in the status of the use, occupancy, tenants, or condition of the Property as reasonably expected by BUYER, that occurs after the date of this offer and prior to Close of Escrow. BUYER shall have 30 **days** following receipt of written notice from any source of any such Material Change within which to approve or disapprove same. Unless otherwise notified in writing by BUYER, SELLER or Licensee, Escrow Holder shall assume that no Material Change has occurred prior to Close of Escrow.

8.4 IMPACT FEES Pursuant to Nevada Revised Statutes, BUYER(s) of real property, for or under, development is informed that such property may be subject to impact fees which have been or will be imposed by governmental agencies.

9. DEFERRED AGRICULTURE TAX In the event of any Deferred Agriculture Tax, ☐ BUYER, ☒ SELLER shall pay taxes through Close of Escrow.

10. WATER RIGHTS Existing water rights, if any as of the Date of Acceptance, are to be included with the Property unless specifically excluded by deed or mutual agreement.

11. PRORATIONS

11.1 TAXES Real property taxes payable by the owner of the Property shall be prorated through Close of Escrow as of the date of the recordation of the deed for the Property, based upon the latest tax bill available. SELLER shall pay supplemental tax bill levied by reason of events occurring within the tax year prior to Close of Escrow. Payment shall be made promptly in cash upon receipt of a copy of any such supplemental bill of the amount necessary to accomplish such proration. SELLER shall pay and discharge in full, at or before Close of Escrow, the unpaid balance of any special assessment bonds.

11.2 INSURANCE If BUYER elects to take an assignment of the existing casualty and/or liability insurance that is maintained by SELLER, the current premium shall be prorated through Escrow as of the date of Close of Escrow. In the event of SELLER Financing, BUYER will obtain hazard insurance prepaid for one year in an amount satisfactory to the loan holders and covering one hundred percent (100%) replacement cost of improvements. BUYER agrees to name holders of the secured loan as additional loss payees. BUYER agrees to annually increase insurance, if necessary, to equal the then current replacement cost of the Property during the term of the loan holder's mortgages. BUYER will instruct the insurance carrier to deliver to SELLER before Close of Escrow a certificate of insurance providing for ***30 days*** written notice to note holder in the event of cancellation. BUYER to verify availability of insurance ________ **days** from Acceptance.

11.3 RENTALS, INTEREST AND EXPENSES Income and expenses including, but not limited to, collected rentals, interest on Existing Notes, utilities, and operating expenses shall be prorated as of the date of Close of Escrow. Such items shall be supplied by SELLER **within** 7 **days** prior to Close of Escrow. BUYER and SELLER agree to promptly adjust between themselves outside of Escrow any rents received after Close of Escrow.

11.4 SECURITY DEPOSIT AND LEASE CREDITS Security Deposits held by SELLER and considerations involving lease credits shall be given by credit to BUYER at Close of Escrow. Such items shall be supplied by SELLER **within** 7 **days** prior to Close of Escrow.

11.5 OIL AND PROPANE Any remaining oil or propane will be ☐ purchased by BUYER, ☐ included in the Purchase Price, ☒ Not applicable.

11.6 POST CLOSE OF ESCROW MATTERS Any item to be prorated that is not determined or determinable at Close of Escrow shall be adjusted by BUYER and SELLER as soon as possible following Close of Escrow.

12. TIME Time is of the essence as to each and every provision of this Agreement. If after a good faith effort, any condition stated in this Agreement has not been eliminated or satisfied within the time limits and pursuant to the provisions of this Agreement, this Agreement may be deemed null and void, all earnest money deposits, less direct expenses, shall be returned to BUYER and Escrow shall be cancelled. BUYER or SELLER may resort to such remedies as it may have in law or equity.

13. CORRESPONDENCE AND NOTICES Unless otherwise specifically provided in this Agreement all notices, demands or other communications shall be in writing and delivered to BUYER, SELLER, and/or representatives, at the addresses as follows:

To SELLER(s):		To SELLERS' Licensee, Broker or Representative:	
Name:	American Battery Technology Company	Name:	Kristi Giudici
Office:	100 Washington Street St. #100	Office:	1475 E. Greg St.
Street:		Street:	
City/State/Zip:	Reno, NV 89503	City/State/Zip:	Sparks, NV, 89431
Phone:		Phone:	775-690-8570
Email:		Email:	kristi@kristicorp.com

To BUYER(s):		To BUYERS' Licensee, Broker or Representative:	
Name:	Steven Daniel Pokrajac and Corina B. Pokrajac and/or Assigns	Name:	
Office:		Office:	
Street:	10230 Laurent Dr.	Street:	
City/State/Zip:	Reno, NV 89508	City/State/Zip:	
Phone:	951-712-4500	Phone:	
Email:	steve@pokrajac.net	Email:	

14. GOVERNING LAW This Agreement shall be governed by the laws of the State of Nevada.

15. NO ONE DEEMED DRAFTER BUYER and SELLER agree neither BUYER, SELLER or Licensee shall be deemed to be the drafter of this Agreement and in the event this Agreement is ever construed by a court of law, such court shall not construe this Agreement or any provision in this Agreement against BUYER, SELLER or Licensee as the drafter.

16. MODIFICATION No modification, waiver or discharge of this Agreement shall be valid unless it is in writing and signed or initialed by BUYER and/or SELLER against which the enforcement of the modification, waiver or discharge is or may be sought. The terms and conditions of any and all such addenda attached and any and all future modifications of this Agreement shall supersede and replace any inconsistent provisions in this Agreement. There are no other understandings, oral or written, which in any way alter or enlarge its terms, and there are no warranties or representations of any nature whatsoever, either expressed or implied, except as may be set forth in this Agreement.

17. DESTRUCTION, DAMAGE, OR LOSS OF IMPROVEMENTS This Agreement is contingent upon the status that there shall not occur prior to Close of Escrow a destruction of, damage or loss, or finding of Property to be materially defective, from any cause whatsoever, which would cost more than $10,000.00 to repair or cure. If the cost of repair or cure is $10,000.00 or less, SELLER shall repair or cure the loss prior to Close of Escrow. BUYER shall have the option, **within** 10 **days** after receipt of written notice of a loss costing more than $10,000.00 to repair or cure, to either terminate this Agreement with all unused deposits to be returned, or to purchase the Property notwithstanding such loss, but without deduction or offset against the Purchase Price. If the cost to repair or cure is more than $10,000.00, and BUYER does not elect to terminate this Agreement, BUYER shall be entitled to any insurance proceeds applicable to such loss. Unless otherwise notified in writing by BUYER, SELLER, or Broker, Escrow Holder shall assume no destruction, damage or loss costing more than $10,000.00 to repair or cure has occurred prior to Close of Escrow.

18. VERIFICATION OF INFORMATION Any representation in this Agreement as to the square footage, land or improvements, of the Property, is approximate and neither SELLER nor Licensee guarantee its accuracy. Any oral or written representations by SELLER or Licensee regarding age of improvements, size, and square footage of parcel or building, or location of property lines, may not be accurate. Apparent boundary line indicators such as fences, hedges, walls, or other barriers may not represent true boundary lines. Licensee does not necessarily investigate the status of permits, zoning, or code compliance. BUYER to satisfy any concerns with conditions that are important or a critical element of the purchase decision. BUYER acknowledges to have not received or relied upon any representations by Licensee or SELLER with respect to the condition of the Property which are not contained in this Agreement or in any attachments. Although deemed accurate, the information contained in the Multiple Listing Service, computer or advertisements, and feature sheets pertaining to this Property are not warranted or guaranteed by the listing or selling office. Errors and/or omissions in inputting information, while uncommon, are possible. BUYER shall be responsible for verifying the accuracy of pertinent information. Deposit into Escrow of all funds necessary to close shall be deemed as final acceptance of the Property. SELLER agrees to hold all Licensees in the transaction harmless and to defend and indemnify them from any claim, demand, action or proceedings resulting from any omission or alleged omission by SELLER in its statements.

19. ACCESS TO PROPERTY SELLER agrees to provide reasonable access to the Property to BUYER, inspectors, appraisers, and all other professionals representing BUYER. BUYER shall indemnify, defend and hold SELLER harmless from any lien, loss, claim, liability, or expense, including without limitation, reasonable attorneys' fees and costs, arising out of or in connection with its activities, including without limitation, BUYER's Licensees and employees, and independent contractors retained by or acting on behalf of BUYER (collectively, "BUYER's Licensees") on the Property. BUYER shall have no liability to SELLER for any lien, loss claim, diminution in value or expense incurred by SELLER arising out of discovery by BUYER or BUYER's Licensees, of any hazardous/noxious materials or toxic substances as defined in applicable state or Federal law, on or about the Property. Following any such entry or work, unless otherwise directed in writing by SELLER, BUYER shall return the Property to the condition it was prior to such entry or work, including the re-compaction or removal of any disrupted soil or material as SELLER may reasonably direct.

20. DEFAULT In the event BUYER defaults in the performance of this Agreement, unless BUYER and SELLER have agreed to a provision for liquidated damage, SELLER may, subject to any rights of the Broker, retain BUYER's deposit and may take such actions as deemed appropriate to collect such additional damages as may have been actually sustained. If this Agreement terminates for any reason other than SELLER's breach or default, then at SELLER's request, and as a condition to the return of BUYER's deposit, BUYER shall **within** 30 **days** after written request deliver to SELLER, at no charge, copies of all surveys, engineering studies, soil reports, maps, master plans, feasibility studies and other similar items prepared by or for BUYER that pertain to the Property.

21. LIQUIDATED DAMAGES If BUYER fails to complete the purchase of the Property as provided by this Agreement by reason of any default of BUYER, SELLER shall be released from the obligation to sell the Property to BUYER and may proceed against BUYER upon any claim or remedy which SELLER may have in law or equity; or BUYER and SELLER acknowledge and agree that it would be impractical and/or extremely difficult to fix or establish actual damages sustained by SELLER as a result of such a default by BUYER and agree the ☒ Amount of Deposit(s), or ☐ $ ____________ made by BUYER is a reasonable approximation. Accordingly, in the event BUYER defaults in the performance of this Agreement, the above stated amount shall constitute and be deemed to be the agreed amount and liquidated damages of SELLER and shall be forfeited by BUYER to SELLER. SELLER agrees to waive all other remedies against BUYER which SELLER might otherwise have in law or equity by reason of such default by BUYER.

(Both BUYER and SELLER must initial "agrees" for Liquidated Damages to be part of this Agreement.)

☒ [_____ / _____] **Buyer agrees.** ☐ [_____ / _____] **Buyer does not agree.**

☒ [_____ / _____] **Seller agrees.** ☐ [_____ / _____] **Seller does not agree.**

If BUYER and SELLER do not agree to Liquidated Damages set forth above, and in the event of BUYER's breach or default, SELLER retains the rights and remedies which SELLER may have in law or equity.

22. MEDIATION OF DISPUTES If a dispute arises out of or relates to this Agreement, or its breach, by initialing in the spaces below, BUYER and SELLER agree to first try in good faith to settle the dispute by nonbinding mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to court action or binding arbitration.

(Both BUYER and SELLER must initial "agrees" for Mediation to be part of this Agreement.)

☒ [_____ / _____] **Buyer agrees.** ☐ [_____ / _____] **Buyer does not agree.**

☒ [_____ / _____] **Seller agrees.** ☐ [_____ / _____] **Seller does not agree.**

23. ARBITRATION OF DISPUTES Any dispute or claim in law or equity arising out of this Agreement will be decided by neutral binding arbitration in accordance with prevailing law and applicable court rules. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. BUYER and SELLER will have the right to discovery as per attached ***Arbitration of Disputes Addendum***.

(Both BUYER and SELLER must initial "agrees" for Arbitration to be part of this Agreement.)

☒ [_____ / _____] **Buyer agrees.** ☐ [_____ / _____] **Buyer does not agree.**

☒ [_____ / _____] **Seller agrees.** ☐ [_____ / _____] **Seller does not agree.**

24. SEVERABILITY, WAIVER If for any reason, any provision of this Agreement shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of the Agreement. Waiver by one party of the performance of any covenant, condition or promise shall not invalidate this Agreement, nor shall it be considered to be a waiver by such party of any other covenant, condition or promise hereunder.

25. ATTORNEYS FEES If this Agreement gives rise to any litigation, arbitration, or other legal proceeding between BUYER and SELLER, including Licensee, the prevailing party shall be entitled to recover its actual costs and expenses, including court costs, costs of arbitration, and reasonable attorneys' fees, in addition to any other relief to which they may be entitled.

26. BROKERS FEE Payment at Close of Escrow of Broker's Fee is as specified in this Agreement or later written instructions to Escrow Holder executed by SELLER and Broker. It is agreed by BUYER, SELLER and Escrow Holder that Broker is/are a third party beneficiary of this Agreement, and no change shall be made by BUYER, SELLER or Escrow Holder with respect to the time of payment, amount of payment, or the conditions to payment of Broker's fee specified in this Agreement, without the written consent of Broker.

27. REAL ESTATE BROKERS BUYER and SELLER each represent and warrant to the other that there has been no dealings with any person, firm, broker or finder in connection with the negotiations of this Agreement and/or consummation of the purchase and sale contemplated other than the named Brokers in this Agreement. No other broker or person, firm or entity, is entitled to any commission or fees in connection with this Agreement. BUYER and SELLER each agree to indemnify, defend, protect and hold the other harmless from and against any costs, expenses or liability for compensation, commission or charges which may be claimed by any broker, finder or similar party, other than the named Broker by reason of any dealings or act of the indemnifying Party.

28. TAX DEFERRED EXCHANGE (INVESTMENT PROPERTY) In the event SELLER wishes to enter into a tax deferred exchange (IRC 1031) for the real property described in this Agreement, or if BUYER wishes to enter into a tax deferred exchange with respect to property owned by BUYER in connection with this transaction, BUYER and SELLER agree to cooperate with the other party in connection with such exchange, including the execution of such documents as may be reasonably necessary to effectuate the same. Provided that: (a) the other party shall not be obligated to delay Close of Escrow; (b) all additional costs in connection with the exchange should be borne by the party requesting the exchange; and (c) the other party shall not be obligated to execute any note, contract, deed or other document providing for any personal liability which would survive the exchange, nor shall the other party be obligated to take title to any property other than the Property described in this Agreement. The other party shall be **indemnified and held harmless against any liability which arises or is claimed to have arisen on account of the acquisition of the exchange property.**

[(initials)][(initials)] **Buyer ☒ intends ☐ does not intend to do a tax deferred exchange.**

[(initials)][________] **Seller ☐ intends ☒ does not intend to do a tax deferred exchange.**

29. SURVIVAL The omission from escrow instructions of any provision in this Agreement will not waive the right of any party. All representations or warranties will survive the Close of Escrow.

30. ADDITIONAL TERMS AND CONDITIONS

Purchase includes prebuilt roof trusses for the additional pad, trusses located in Illinois, BUYER assumes sole responsibility of shipping costs. Roof trusses are provided as an option to BUYER and not made a condition of this Purchase and Sale Agreement, BUYER is not obligated to take possesion or delivery of roof trusses.

Purchase to include a 4000A switch provided by SELLER. BUYER understands that the Certificate of Occupancy is the BUYER'S sole responsibility to attain at BUYER'S cost, SELLER will provide all documents pertaining to the building and property deemed necessary.

BUYER accepts the building "as is" and is responsible for due diligence and verification of items pertaining to the property.

BUYER and SELLER agree to all terms outlined in the LOI Dated March 20, 2025.

31. ADDENDA, EXHIBITS AND DISCLOSURES The following marked addenda, exhibits and disclosures are attached and made a part of this Agreement:

1. ☐ Aerial/Parcel Map
2. ☐ Affiliated Business Arrangement Disclosure Statement
3. ☐ Arbitration Addendum
4. ☒ Consent to Act (if applicable)
5. ☒ Duties Owed By A Nevada Real Estate Licensee
6. ☐ Environmental Contact List
7. ☐ Estoppel Certificate (to be provided by BUYER)
8. ☐ Financing Addendum Existing (Commercial)
9. ☐ Financing Addendum Seller (Commercial)
10. ☐ Lead Based Paint Addendum (if property built prior to 1978)
11. ☒ Other: Addendum 1

when signed by BUYER and SELLER as required.

32. PROFESSIONAL CONSULTATION ADVISORY A real estate Broker is qualified to advise on real estate. The parties are advised to consult with appropriate professionals including, but not limited to, engineers, surveyors, appraisers, lawyers, CPAs, or other professionals, on specific topics including, but not limited to, land use regulation, boundaries and setbacks, square footage, physical condition, legal, tax, water rights and other consequences of the transaction.

33. HOLD HARMLESS BUYER and SELLER agree, Licensees are not responsible, and hold Licensees harmless, for items such as, but not limited to, repairs, renovation, restoration, replacement, maintenance work, or inspections performed to or upon the Property, regardless of whether or not the Contractor/Inspector performing the work was hired by BUYER or SELLER at the suggestion of the Licensee or brokerage affiliated with the Licensee. BUYER and SELLER are encouraged to consult with a Contractor/Inspector of their own choosing regarding the satisfactory completion of any repair, renovation, replacement, maintenance work, or inspection performed to or upon the Property. The undersigned parties agree to hold Broker and Broker's Licensee harmless against any and all damages, costs and expenses, including attorneys' fees, arising from any disputes between BUYER, SELLER and/or Licensees and Brokers under this Agreement, unless Licensee is determined by a court of competent jurisdiction to have acted in a fraudulent manner in connection with any such claim or claims.

34. BROKER(S) AND LICENSEE(S) DISCLAIMER BUYER and SELLER acknowledge that except as otherwise expressly stated in this Agreement, Broker(s) and Licensee(s) have not made any warranty or representation with respect to any of the following: (a) the legality of the present or any possible future use of the Property under any Federal, state or local law; (b) pending or possible future action by any governmental entity or agency which may affect the Property; (c) the physical condition of the Property. BUYER and SELLER agree that investigation and analysis of all matters related to the Property is their sole responsibility and BUYER and SELLER shall not hold the Licensee responsible relating in any way to the foregoing matters.

35. ENTIRE AGREEMENT Any and all future modifications of this Agreement will be effective only if it is in writing and signed by BUYER and SELLER, all of which together will constitute one instrument.

36. EXPIRATION Per NRS 645.254 all offers must be presented to SELLER. This offer shall expire, and be rendered null and void, unless a fully executed copy with SELLER's written acceptance is **DELIVERED** to BUYER or BUYER's Licensee on or before 11 o'clock ☐ A.M. ☒ P.M., Pacific Standard Time, on April 1, 2025. Upon expiration, BUYER's entire deposit shall be returned, and BUYER and SELLER shall have no further obligations.

37. REPRESENTATION BUYER warrants that the following BUYER's Licensee and BUYER's Broker are licensed per Nevada Revised Statutes. BUYER's Licensee is:

BUYER's Licensee Name: ____________ BUYER's Broker Name ____________
BUYER's Licensee Nevada License # ____________ BUYER's Broker Nevada License # ____________
Company Name ____________ Office Address ____________
Phone ____________ ____________
Fax ____________ Email ____________

SIGNATURES The undersigned BUYER(s) acknowledges having read thoroughly and approved each of the provisions contained herein and agrees to purchase the herein described Property for the price and on the terms and conditions specified. BUYER acknowledges receipt of a copy of this Agreement.

BUYER: [signature] DATED: 4-01-2025 TIME: 4:11 P.M.
BUYER: [signature] DATED: 4-01-2025 TIME: 4:11 PM

SELLER'S ACCEPTANCE, COUNTER OFFER OR REJECTION OF AGREEMENT

BROKERAGE FEE SELLER agrees to pay in cash the following real estate commission for services rendered, which commission SELLER irrevocably assigns to be paid from Escrow, Listing Broker's commission shall be as per separate Listing Agreement, and 6 % of the accepted price, or $____________________, to the Brokerage of the Licensee of BUYER irrespective of the agency relationship. Escrow instruction with respect to commissions may not be amended or revoked without the written consent of the Broker herein. Commissions shall also be payable upon any default by SELLER, or the mutual recision (not covered by this Agreement) by BUYER and SELLER which prevents the completion of the sale. Sale proceeds sufficient to pay the commission are assigned to Broker, and Escrow Holder is instructed to pay said commission to Broker out of SELLER's proceeds at Close of Escrow. If this sale shall not be consummated due to the default of either BUYER or SELLER, the defaulting party shall be liable to and shall pay to Broker the commission that Broker would have received had the sale been consummated. This obligation of BUYER, if BUYER is the defaulting party, is in addition to any obligation with respect to liquidated damages. This Agreement shall not limit the rights of Broker and SELLER provided for in any existing agreement. Upon the Close of escrow, Broker is authorized to publicize the facts of this transaction.

TAX WITHHOLDING (FIRPTA) Unless the property is acquired for use as a primary residence and is sold for no more than $300,000, SELLER agrees to provide BUYER with (a) Non-Foreign Seller Affidavit, or (b) Withholding Certificate Form from the Internal Revenue Service stating that withholding is not required. In the event none of the foregoing is applicable, BUYER requires a percentage of Seller's proceeds to be withheld by escrow to comply with the FOREIGN INVESTMENT AND REAL PROPERTY TAX ACT (IRC Section 1445).

By signing below, SELLER is warranting that SELLER is not a foreign person, foreign corporation or partnership, or nonresidential alien; or SELLER will provide a Non-Foreign Seller Affidavit or Withholding Certificate Form as described above.

SELLER acknowledges receipt of a copy of this Agreement.

REPRESENTATION SELLER's Licensee is:

SELLER's Licensee Name: Kristi Giudici
SELLER's Licensee Nevada License # B20127
Company Name Kristi Corporation
Phone 775-690-8570
Fax __________

SELLER's Broker Name Kristi Giudici
SELLER's Broker Nevada License # B20127
Office Address 1475 E. Greg St.
Sparks, NV, 89431
Email Kristi@kristcorp.com

SELLER *must check one* of the following options and date, time and sign this Agreement.

☒ **ACCEPTANCE** SELLER accepts this offer to purchase.
OR
☐ **COUNTER OFFER** SELLER counter offers by way of the Counter Offer dated ________________.
OR
☐ **REJECTION** SELLER rejects the foregoing offer.

SELLER: [signature] DATED: April 1, 2025 TIME 5:45 pm

SELLER: __________ DATED: __________ TIME __________

Property Address 395 Logan Lane, Fernley, NV, 89408 APN: 021-071-50

Buyer [[initials]] and Seller [[initials] / ______] have read this page.

Addendum 1

6.13 FEASABILITY PERIOD AND ADDITIONAL INSPECTIONS shall be amended to include:

1. Feasibility and due diligence period shall be 90 days from the date Earnest Money is deposited into Escrow. BUYER has the sole right to cancel this agreement at any time and for any reason within the Feasibility Period and the Earnest Money shall be immediately returned to the BUYER.
2. BUYER may conduct any inspections and testing deemed necessary at their sole discretion including but not limited to pothole excavation as needed throughout the property. SELLER shall provide a representative to locate the surveyed property corners at a time and date of BUYER's choosing.
3. SELLER shall provide hard copies and digital copies of all ALTA Surveys, Phase I Environmental Report or any other supplemental environmental reports, civil, grading, utility, structural, architectural, landscaping, etc. plans, documents, agreements, specifications, permits, and soil reports, along with full access and ability to contact government officials, contractors, engineers, etc. SELLER shall further provide all plans, as-builts, historical documents, will serve letters, inspection and/or testing reports in its possession or control. BUYER shall have the right to terminate the agreement for any reason in its discretion during the due diligence period with all deposits refunded to it. SELLER shall cooperate with BUYER to obtain a Certificate or Occupancy.
4. SELLER shall convey all Contractors and Manufacturers warranties and guarantees for existing site improvements, structures, equipment, materials, etc.

20. DEFAULT shall be amended to include:

1. BUYER's reliance on SELLER's performance; In the event SELLER materially defaults in the performance of this Agreement or fails to complete the sale to BUYER, at no fault of the BUYER, SELLER shall reimburse to BUYER the costs of inspections, consultants, and attorney fees. Additionally, if SELLER willfully and maliciously refuses to complete the sale to the BUYER, SELLER shall be responsible for BUYER's 1031 tax impacts.

Buyer [*(initials)* / *(initials)*] and Seller [*(initials)* / __________] have read this page.